                                  EXHIBIT 99.1
                                  ------------

                           WELDON JORDAN & ASSOCIATES
                          Certified Public Accountants


                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Union Bancshares Corp.
Bellevue, Ohio

We have audited the accompanying consolidated balance sheets of Union Bancshares Corp. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Union Bancshares Corp. and Subsidiaries as of December 31, 1995 and 1994, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ Weldon Jordan and Associates

                                        --------------------------------
                                          Weldon Jordan and Associates

January 19, 1996

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1995 and 1994

                                                                               1995            1994
                                                                               ----            ----
ASSETS
Cash and due from banks (Note 2)                                          $  3,401,519    $  2,851,292
Federal funds sold                                                           3,100,000
                                                                          ------------    ------------
    Cash and cash equivalents (Note 1)                                       6,501,519       2,851,292
Investment securities (Note 3)                                              27,579,683      24,224,646
Loans and lease receivables (Note 4)                                        60,967,441      61,529,272
Less: allowance for loan loss (Note 5)                                        (697,149)       (688,051)
                                                                          ------------    ------------
    Net loans and lease receivables                                         60,270,292      60,841,221
Premises and equipment (Note 6)                                              1,538,136       1,425,506
Other real estate owned (Note 1)                                                31,320          31,320
Accrued interest receivable                                                    986,734         879,931
Other assets                                                                   435,745         129,168
                                                                          ------------    ------------
                             Total assets                                 $ 97,343,429    $ 90,383,084
                                                                          ============    ============
LIABILITIES
Deposits
    Non-interest bearing demand                                           $  6,443,757    $  5,534,965
    Interest-bearing demand                                                 23,033,117      23,682,302
    Savings                                                                 15,806,417      15,726,488
    Time deposits, $100,000 and greater                                     12,476,749       9,378,743
    Other time                                                              29,754,586      26,491,396
                                                                          ------------    ------------
        Total deposits                                                      87,514,626      80,813,894
Note payable                                                                                   120,000
Federal funds purchased                                                                        950,000
Accrued interest payable                                                       318,481         199,882
Other liabilities (Note 7,9)                                                   106,940          53,386
                                                                          ------------    ------------
             Total liabilities                                              87,940,047      82,137,162
                                                                          ------------    ------------
SHAREHOLDERS' EQUITY
Common stock, $5 par value; 300,000 shares authorized;
224,901 shares issued                                                        1,124,505       1,124,505
Capital surplus                                                              1,229,152       1,229,152
Retained earnings (Note 2)                                                   6,917,421       6,016,075
Unrealized gain (loss) on available for sale securities                        135,964        (120,150)
                                                                          ------------    ------------
      Total before treasury stock                                            9,407,042       8,249,582
Less treasury stock, at cost; 183 shares                                        (3,660)         (3,660)
                                                                          ------------    ------------
             Total shareholders' equity                                      9,403,382       8,245,922
                                                                          ------------    ------------
                             Total liabilities and shareholders' equity   $ 97,343,429    $ 90,383,084
                                                                          ============    ============


                See accompanying notes to financial statements.

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                     Years ended December 31, 1995 and 1994

                                                        1995           1994
                                                        ----           ----
Interest income
Interest and fees on loans and leases               $ 5,550,986    $5,049,002
Interest and dividends on taxable securities          1,164,161     1,045,527
Interest on tax exempt securities                       339,044       295,577
Other interest                                          183,991        48,985
                                                    -----------    ----------
    Total interest income                             7,238,182     6,439,091
                                                    -----------    ----------
Interest expense
Interest on demand deposits                             671,016       615,425
Interest on savings deposits                            440,560       452,038
Interest on time deposits                             2,089,781     1,574,159
Interest on borrowed funds                               17,570        19,358
                                                    -----------    ----------
    Total interest expense                            3,218,927     2,660,980
                                                    -----------    ----------

Net interest income                                   4,019,255     3,778,111

Provision for loan loss (Note 5)                         60,056        35,000
                                                    -----------    ----------

Net interest income after provision for loan loss     3,959,199     3,743,111
                                                    -----------    ----------
Non-interest income
Service charges and fees                                223,327       215,334
Security gains (losses), net                            (39,928)       23,195
Other income                                             91,274        67,918
                                                    -----------    ----------
    Total non-interest income                           274,673       306,447
                                                    -----------    ----------
Non-interest expense
Salaries and employee benefits (Note 9)               1,336,322     1,270,208
Occupancy, furniture and equipment                      357,171       370,816
Data processing expense                                 175,105       165,675
Other taxes                                             138,481       133,372
Insurance                                               115,795       212,657
Professional services                                    71,778        59,956
Other expenses                                          489,710       487,822
                                                    -----------    ----------
    Total non-interest expense                        2,684,362     2,700,506
                                                    -----------    ----------

Income before income taxes                            1,549,510     1,349,052
Provision for income tax (Note 7)                       423,446       364,664
                                                    -----------    ----------
Net income                                          $ 1,126,064    $  984,388
                                                    ===========    ==========
Earnings per common share (Note 1)                  $      5.01    $     4.38
                                                    ===========    ==========



                See accompanying notes to financial statements.

                                              UNION BANCSHARES CORP. AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                              Years ended December 31, 1995 and 1994

                                                                              Unrealized Gain                     Total
                                    Common         Capital       Retained   (Loss) on Available    Treasury   Shareholders'
                                     Stock         Surplus       Earnings   for Sale Securities     Stock        Equity
                                     -----         -------       --------   -------------------     -----        ------
Balance, January 1, 1994         $ 1,124,505    $ 1,229,152    $ 5,233,933      $   -0-           $ (3,660)   $ 7,583,930

Net income                                                         984,388                                        984,388

Cash dividends ($.90 per share)                                   (202,246)                                      (202,246)

Unrealized loss, net of taxes                                                    (120,150)                       (120,150)
                                 -----------    ----------     -----------      ---------         --------    -----------
Balance, December 31, 1994         1,124,505      1,229,152      6,016,075       (120,150)          (3,660)     8,245,922

Net income                                                       1,126,064                                      1,126,064

Cash dividends ($1.00 per share)                                  (224,718)                                      (224,718)

Change in unrealized gain (loss),
 net of taxes                                                                     256,114                         256,114
                                 -----------    ----------     -----------      ---------         --------    -----------
Balance, December 31, 1995       $ 1,124,505    $1,229,152     $ 6,917,421      $ 135,964         $ (3,660)   $ 9,403,382
                                 ===========    ==========     ===========      =========         ========    ===========


                                          See accompanying notes to financial statements.

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     Years ended December 31, 1995 and 1994

                                                               1995            1994
                                                               ----            ----
Cash flows from operating activities
    Net income                                             $ 1,126,064    $    984,388
    Adjustments to reconcile net income to
      net cash from operating activities:
         Depreciation                                          144,927         144,728
         Net investment amortization (accretion)               (11,551)        126,953
         Net deferred loan fees                                (20,245)         (8,674)
         Net (gains) losses on securities                       39,928         (23,195)
         Deferred taxes                                         58,231          52,129
         Provision for loan loss                                60,056          35,000
         Changes in:
             Accrued interest receivable                      (106,803)        (88,060)
             Accrued interest payable                          118,599          37,614
             Other assets and liabilities                     (442,543)       (133,849)
                                                           -----------    ------------
                Total adjustments                             (159,401)        142,646
                                                           -----------    ------------
         Net cash from operating activities                    966,663       1,127,034
                                                           -----------    ------------

Cash flows from investing activities
    Proceeds from sales and maturities of investment
      securities                                             6,430,601      13,475,497
    Purchase of held to maturity investment securities      (1,385,094)     (7,323,509)
    Purchase of available for sale investment securities    (8,041,518)     (3,085,918)
    Net decrease (increase) in loans                           929,705      (4,873,243)
    Loans purchased                                           (705,100)     (4,478,949)
    Loans sold                                                 306,513         646,876
    Property and equipment expenditures                       (257,557)       (120,886)
                                                           -----------    ------------
         Net cash from investing activities                 (2,722,450)     (5,760,132)
                                                           -----------    ------------
Cash flows from financing activities
    Net increase in deposit accounts                         6,700,732       3,957,266
    Principal payment on note                                 (120,000)       (100,000)
    Increase (decrease) in federal funds purchased            (950,000)        950,000
    Dividends paid                                            (224,718)       (202,246)
                                                           -----------    ------------
         Net cash from financing activities                  5,406,014       4,605,020
                                                           -----------    ------------

Net change in cash and cash equivalents                      3,650,227         (28,078)

Cash and cash equivalents at beginning of year               2,851,292       2,879,370
                                                           -----------    ------------
Cash and cash equivalents at end of year                   $ 6,501,519    $  2,851,292
                                                           ===========    ============

                See accompanying notes to financial statements.

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of the Corporation are based on generally accepted accounting principles and conform to general practices within the banking industry. The following is a description of the more significant accounting policies followed by the Corporation.

CONSOLIDATION: The consolidated financial statements include the accounts of the Corporation and its wholly-owned subsidiaries, The Union Bank & Savings Company
(Bank), Union Ohio Brokerage, Inc. and Union Ohio Leasing Corp. Farmers and Citizens, a wholly-owned subsidiary of The Union Bank & Savings Company, is a real estate company which leases a branch office to the Bank. All significant intercompany accounts and transactions have been eliminated.

ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT SECURITIES, AVAILABLE FOR SALE: Available for sale securities are reported at fair value. Unrealized holding gains and losses, net of tax, are reported as a separate component of shareholders' equity until realized. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income over the period to maturity using a method which approximates the effective yield method.

INVESTMENT SECURITIES, HELD TO MATURITY: Securities held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts. Management has the ability and intent to hold these securities until maturity. Premium amortization is deducted from, and discount accretion is added to, interest income on investment securities using a method which approximates the effective yield method.

INTEREST AND FEES ON LOANS: Interest income from loans is computed using the simple interest method and is credited to income daily. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

Loan origination fees and certain loan origination costs are deferred and recognized in interest income over the lives of the related loans or leases.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK: The Bank, in the normal course of business, makes commitments to extend credit and guarantees which are not reflected in the financial statements. See Note 8 for a summary of these financial instruments.





                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CONCENTRATION OF CREDIT RISK: The Bank grants lease financing, commercial, real estate and installment loans to customers mainly in north central Ohio. Real estate mortgages make up approximately 71% of the loan portfolio and are secured primarily by first and second mortgages on residential real estate, business real estate and agricultural real estate. Commercial loans include loans secured by business assets and agricultural loans secured by crops and equipment. Commercial loans make up approximately 14% of the loan portfolio and these loans are expected to be repaid from cash flow from operations of the borrower. At December 31, 1995, approximately 11% of the total loans relate to the agriculture industry.

ALLOWANCE FOR LOAN LOSS: The allowance for loan loss, which is reported as a deduction from loans, is available for loan charge-offs. This allowance is increased by provisions charged to earnings and is reduced by loan charge-offs, net of recoveries. The adequacy of the allowance is based on management's evaluation of several key factors, including information about specific borrower situations, their financial position and collateral values, current economic conditions, changes in the mix and levels of the various types of loans, past charge-off experience and other pertinent information. The allowance for loan loss is based on estimates using currently available information. Ultimate losses may vary from current estimates due to changes in circumstances. These estimates are reviewed periodically and, as adjustments become necessary, they are reported in earnings in the periods in which they become known. Charge-offs are made against the allowance for loan loss when management concludes that loan amounts are likely to be uncollectible.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. Upon the sale or other disposal of the assets, the costs and related accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized. Maintenance and repairs are charged to expense as incurred while major additions and improvements are capitalized.

OTHER REAL ESTATE: Real estate owned, other than that used in the normal course of business, is carried at the lower of cost or fair market value. Any reduction to fair market value at the time of acquisition is accounted for as a loan loss. Any subsequent reduction in fair market value is recorded as a loss on other assets.

PENSION PLAN: A trusteed, non-contributory defined benefit pension plan covers substantially all employees. Funding of the Plan equals or exceeds the minimum funding requirements as determined by the actuary.

                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES: The Corporation files a consolidated federal income tax return. Deferred income taxes are provided using the liability method for temporary differences between the financial statement and tax basis of assets and liabilities. The differences relate primarily to depreciation on premises and equipment, allowance for loan loss, deferred loan fees and pension expense.

EARNINGS PER SHARE: Earnings per share are calculated on the basis of the weighted average number of shares outstanding. The earnings per share were $5.01 in 1995 and $4.38 in 1994 using 224,718 weighted average shares.

STATEMENT OF CASH FLOWS: The Corporation considers cash and due from banks and federal funds sold to be "cash equivalents." The Corporation reports net cash flows for customer loan transactions and deposit transactions. Cash paid for interest totaled $3,100,328 and $2,623,366 and cash paid for income taxes totaled $360,000 and $326,800 during 1995 and 1994, respectively.

NOTE 2 - REGULATION AND RESTRICTIONS

Union Bancshares Corp. is regulated and supervised by the Federal Reserve Bank. Funds for the payment of cash dividends by Union Bancshares Corp. are obtained from dividends received from its subsidiary bank.

Regulations require the approval of the Superintendent of Banks for the Bank's declaration of dividends that exceed the total of the Bank's net profit for the year combined with its retained net profits of the preceding two years, less any required transfers to surplus. Bank dividends at December 31, 1995 were restricted to approximately $2,021,000. In addition to these restrictions, as a practical matter, dividend payments cannot reduce regulatory capital levels below minimum regulatory guidelines. These restrictions do not presently limit the Bank from paying normal dividends to the Corporation.

Banking regulations require the Corporation's bank subsidiary to maintain cash reserves which are unavailable for investment. The amounts of such reserves, which are included in cash and due from banks in the consolidated balance sheet, were $655,000 at December 31, 1995.


                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 3 - INVESTMENT SECURITIES

Debt and equity securities have been classified according to management's intent. The amortized cost and approximate fair value of investment securities at December 31, are as follows:

                                                          1995
                                                          ----
                                                    Gross       Gross
                                     Amortized   Unrealized   Unrealized      Fair
Available for sale securities           Cost        Gains       Losses        Value
                                        ----        -----       ------        -----
U.S. Treasury obligations           $ 9,009,717   $ 80,461   $    6,636   $ 9,083,542
Obligations of federal agencies       3,161,494     46,622       43,901     3,164,215
States and political subdivisions       509,923      6,380                    516,303
Mortgage-backed securities            6,053,923     79,723                  6,133,646
Other debt securities                 1,298,159     42,386                  1,340,545
                                    -----------   --------   ----------   -----------
    Total debt securities            20,033,216    255,572       50,537    20,238,251
Equity investments                      448,500                               448,500
                                    -----------   --------   ----------   -----------
    Total investment securities     $20,481,716   $255,572   $   50,537   $20,686,751
                                    ===========   ========   ==========   ===========

                                                        1995
                                                        ----
                                                  Gross       Gross
                                    Amortized  Unrealized   Unrealized     Fair
Held to maturity securities            Cost       Gains       Losses       Value
                                    ----------   --------   --------   ----------
Obligations of federal agencies     $  610,586   $  1,736   $  7,933   $  604,389
States and political subdivisions    5,870,147    139,988        230    6,009,905
Mortgage-backed securities             412,199     11,184                 423,383
                                    ----------   --------   --------   ----------
    Total debt securities           $6,892,932   $152,908   $  8,163   $7,037,677
                                    ==========   ========   ========   ==========

                                                          1994
                                                          ----
                                                    Gross       Gross
                                     Amortized   Unrealized   Unrealized      Fair
Available for sale securities           Cost        Gains       Losses       Value
                                    -----------   --------   ----------   -----------
U.S. Treasury obligations           $ 3,491,614   $          $   76,059   $ 3,415,555
Obligations of federal agencies       2,747,708        884       40,438     2,708,154
States and political subdivisions       600,000                  18,182       581,818
Mortgage-backed securities            4,489,724         14       66,701     4,423,037
Other debt securities                 1,338,682     18,436                  1,357,118
                                    -----------   --------   ----------   -----------
    Total debt securities            12,667,728     19,334      201,380    12,485,682
Equity investments                      497,886                               497,886
                                    -----------   --------   ----------   -----------
    Total investment securities     $13,165,614   $ 19,334   $  201,380   $12,983,568
                                    ===========   ========   ==========   ===========










                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 3 - INVESTMENT SECURITIES (Continued)

                                                          1994
                                                          ----
                                                    Gross        Gross
                                      Amortized  Unrealized   Unrealized     Fair
Held to maturity securities             Cost        Gains      Losses        Value
                                        ----        -----      ------        -----
U.S. Treasury obligations           $ 2,520,933   $         $  126,398   $ 2,394,535
Obligations of federal agencies       2,066,807                 92,491     1,974,316
States and political subdivisions     6,185,985    32,062      116,943     6,101,104
Mortgage-backed securities              467,353                 21,567       445,786
                                    -----------   -------   ----------   -----------
    Total debt securities           $11,241,078   $32,062   $  357,399   $10,915,741
                                    ===========   =======   ==========   ===========

The amortized cost and estimated fair value of debt securities at December 31, 1995, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                    Held to Maturity          Available for Sale

                                 Amortized      Fair        Amortized       Fair
                                   Cost         Value         Cost          Value
                                   ----         -----         ----          -----
Due in one year or less         $1,369,541   $1,384,530   $ 2,760,513   $ 2,774,610
Due in one through five years    3,731,136    3,813,578     8,809,842     8,832,776
Due in five through ten years    1,380,056    1,416,186     1,000,856     1,044,060
Due after ten years                                           109,923       112,614
Mortgage-backed securities         412,199      423,383     6,053,923     6,133,646
Other debt securities                                       1,298,159     1,340,545
                                ----------   ----------   -----------   -----------
    Total debt securities       $6,892,932   $7,037,677   $20,033,216   $20,238,251
                                ==========   ==========   ===========   ===========

At December 31, 1995 and 1994, investment securities with an amortized cost of $15,506,643 and $12,522,867, respectively, were pledged to secure deposits.

Proceeds from the sale of investment securities available for sale were $2,732,498 in 1995, resulting in gross gains of $1,880 and gross losses of $41,808.

At December 31, 1995, a net unrealized holding gain of $135,964, net of $69,071 of federal income taxes, was recognized. At December 31, 1994, a net unrealized holding loss of $120,150, net of $61,896 of federal income taxes was recognized.

                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 3 - INVESTMENT SECURITIES (Continued)

Included in the December 31, 1995 investment securities are four structured note securities with an amortized cost of $2,093,879 and a fair value of $2,042,045. These securities were purchased to assist the Corporation in managing interest rate risk.

During December 1995, as permitted by the Financial Accounting Standards Board, the Corporation transferred investment securities with an amortized cost of $3,418,959 and an unrealized loss of $17,759 from held to maturity securities to available for sale securities.

NOTE 4 - LOANS AND LEASE RECEIVABLES

Loans and lease receivables at December 31, 1995 and 1994 are summarized as follows:

                                                1995          1994
                                                ----          ----
     Real Estate                            $43,416,191   $45,011,411
     Installment                              8,504,293     6,463,572
     Credit card                                547,078       539,241
     Commercial                               8,039,310     9,385,072
     Lease finance receivables                  431,452        84,380
     Overdrafts                                  29,117        45,596
                                            -----------   -----------
        Total loans and lease receivables   $60,967,441   $61,529,272
                                            ===========   ===========

Nonaccrual loans and loans whose terms have been modified because of the borrowers' inability to comply with the original repayment terms totaled $259,819 at December 31, 1994. The reduction of interest income associated with these loans totaled approximately $24,000 for the year ended December 31, 1994. There were no impaired loans at December 31, 1995.

At December 31, 1995, certain officers, directors and related parties were indebted to the Bank in the aggregate amount of $662,539.

NOTE 5 - ALLOWANCE FOR LOAN LOSS

Changes in the allowance for loan loss are as follows:

                                  1995         1994
                                  ----         ----
     Beginning balance         $ 688,051    $ 701,515
     Provision for loan loss      60,056       35,000
     Loans charged off           (62,603)     (58,017)
     Recoveries                   11,645        9,553
                               ---------    ---------
       Ending balance          $ 697,149    $ 688,051
                               =========    =========













                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            December 31, 1995 and 1994

NOTE 6 - PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation. A summary of the accounts as of December 31, 1995 and 1994 is as follows:

                                          1995           1994
                                          ----           ----
     Land and buildings               $ 1,889,572    $ 1,888,348
     Furniture and equipment            1,111,354        909,940
     Leasehold improvements                 9,281          9,281
                                      -----------    -----------
        Total cost                      3,010,207      2,807,569
     Accumulated depreciation          (1,472,071)    (1,382,063)
                                      -----------    -----------

        Premises and equipment, net   $ 1,538,136    $ 1,425,506
                                      ===========    ===========

NOTE 7 - INCOME TAX

The federal income tax provision for the years ended December 31, 1995 and 1994, consists of the following:

                        1995       1994
                        ----       ----
     Current taxes    $365,215   $312,535
     Deferred taxes     58,231     52,129
                      --------   --------

         Total        $423,446   $364,664
                      ========   ========

The Corporation's provision for income tax differs from the statutory rates as follows:

                                                      1995         1994
                                                      ----         ----
     Tax at statutory rate (34%)                   $ 526,833    $ 458,678
     Increase (reduction) in tax resulting from:
         Tax-exempt income                          (118,305)    (101,341)
         Non-deductible interest expense              16,553       10,631
         Other                                        (1,635)      (3,304)
                                                   ---------    ---------

         Total                                     $ 423,446    $ 364,664
                                                   =========    =========

















                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 7 - INCOME TAX (Continued)

The tax effects of each significant temporary difference included in the deferred taxes are presented below:

                                                       1995         1994
                                                       ----         ----
Deferred tax assets:
Allowance for loan loss                            $  58,869    $  55,776
Deferred loan fees                                    47,603       55,828
Unrealized loss on available for sale securities                   61,896
Non-accrual loans                                                   8,366
                                                   ---------    ---------
        Total                                        106,472      181,866
                                                   ---------    ---------

Deferred tax liabilities:

Depreciation                                         (28,970)     (37,002)
Lease temporary differences                          (17,919)        (617)
Pension costs                                        (58,909)     (29,474)
Discount accretion on investment securities          (20,610)      (8,365)
Unrealized gain on available for sale securities     (69,071)
Other                                                 (6,211)     (12,428)
                                                   ---------    ---------
        Total                                       (201,690)     (87,886)
                                                   ---------    ---------

Net deferred tax asset (liability)                 $ (95,218)   $  93,980
                                                   =========    =========

NOTE 8 - COMMITMENTS AND CONTINGENCIES

The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet financial needs of its customers. These financial instruments include commitments to make loans and lines of credit. The Bank's exposure to credit loss, in the event of non-performance by the other party to the financial instrument, for commitments to make loans and lines of credit is represented by the contractual amount of those instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded in the financial statements.

As of December 31, 1995, the Bank had commitments to extend credit approximating $10,241,865. Since many commitments to make loans expire without being used, this amount does not necessarily represent future cash commitments. The credit risk involved is essentially the same as that involved in extending loans to customers.

The Bank is a defendant in legal actions arising from normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, resulting from these actions will not materially affect the Bank's financial position.


















                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 9 - PENSION PLAN

The Bank has a defined benefit pension plan covering substantially all employees. Eligibility requirements are age 20 and one half, with six months of service. The Bank's funding policy is to contribute annually an amount that can be deducted for federal income tax purposes using a different actuarial cost method and different assumption from those used for financial reporting. Plan assets primarily include U.S. Government obligations, listed stocks and cash surrender value of life insurance policies.

The unrecognized transition asset is being amortized on a straight-line basis over the estimated average remaining service period of plan participants of
16.94 years. The unrecognized prior service cost originated in 1990 by an amendment to the benefit formula which increased the benefit percentage. Prior service costs are to be amortized over the average remaining service period of active employees.

The weighted average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations were 7% and 4%, respectively for 1995 and 1994. The expected long-term rate of return on assets was 7% for 1995 and 1994. A contribution of $160,977 was made to the Plan for the plan year ended September 30, 1995 and a contribution of $151,684 was made for the plan year ended September 30, 1994.

The funded status and the prepaid pension cost recognized in the Corporation's balance sheet at December 31 are as follows:

                                                              1995           1994
                                                              ----           ----
Actuarial present value of benefit obligations:
    Vested benefits                                      $ 1,116,888    $   876,077
    Nonvested benefits                                         3,652          3,508
                                                         -----------    -----------

    Accumulated benefit obligations                      $ 1,120,540    $   879,585
                                                         ===========    ===========

Projected benefit obligation                             $ 1,522,213    $ 1,346,556
Plan assets at fair value                                  1,445,829      1,135,632
                                                         -----------    -----------
    Plan assets less than projected benefit obligation       (76,384)      (210,924)
Unrecognized net loss                                        161,850        212,459
Unrecognized transition asset                                (97,379)      (107,172)
Unrecognized prior service cost                               28,891         31,348
Contributions for plan years ending September 30,
    1996 and 1995, respectively                              156,281        160,977
                                                         -----------    -----------

         Prepaid pension                                 $   173,259    $    86,688
                                                         ===========    ===========


















                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 9 - PENSION PLAN (Continued)

Net pension expense for 1995 and 1994 is comprised of the following components:

                                                      1995        1994
                                                      ----        ----
Service cost for benefits earned during the year   $  62,918    $ 58,799
Interest cost on projected benefit obligation         94,259      81,568
Return on plan assets                               (152,250)    (72,058)
Net amortization of deferred items                    64,783      (6,366)
                                                   ---------    --------

         Net pension cost                          $  69,710    $ 61,943
                                                   =========    ========

NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments at December 31, 1995:

CASH AND CASH EQUIVALENTS: The carrying amounts of cash and cash equivalents approximate the fair value.

INVESTMENT SECURITIES: Fair values of investment securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

LOANS: For certain homogeneous categories of variable rate loans and short-term single payment notes, the outstanding balance is a reasonable estimate of fair value. The fair value of other types of loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

DEPOSIT LIABILITIES: The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at December 31, 1995. The fair value of fixed maturity time deposits is estimated using the rates currently offered for deposits of similar remaining maturities.

OTHER: The fair value of commitments to extend credit is determined to be the contract amount since these financial instruments generally represent commitments at existing rates.

                                   (Continued)

                     UNION BANCSHARES CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 1995 and 1994

NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The estimated fair values of financial instruments at December 31, 1995 are as follows:

                                        Carrying        Fair
                                         Value          Value
                                         -----          -----
Financial Assets:
    Cash and cash equivalents         $ 6,501,519   $ 6,501,519
    Investment securities              27,579,683    27,724,428
    Loans, net                         60,270,292    60,564,984
                                      -----------   -----------
           Total                      $94,351,494   $94,790,931
                                      ===========   ===========

Financial Liabilities:
    Deposits                          $87,514,626   $87,984,427
                                      ===========   ===========

Unrecognized Financial Instruments:
    Commitments to extend credit      $10,241,865   $10,241,865
                                      ===========   ===========

The fair value estimates of financial instruments do not reflect any premium or discount that could result from offering for sale at one time the entire holdings of a particular financial instrument. The fair values also do not reflect the value of anticipated future business or the value of assets and liabilities not considered financial instruments.

NOTE 11 - SUBSEQUENT EVENT - MERGER AGREEMENT

Union Bancshares Corp. has agreed to merge with Croghan Bancshares, Inc. under the terms of a definitive agreement approved by the Board of Directors of each corporation in February 1996. Under the agreement, the outstanding shares of common stock of Union Bancshares Corp. will be exchanged for cash from Croghan Bancshares, Inc. calculated as follows:

         The sum of $19,500,000 plus the amount of Union Bancshares Corp. net income or minus the amount of Union Bancshares Corp. net loss from September 30, 1995 through the effective date of the merger, excluding any taxes resulting from the merger, and minus the amount of dividends declared by Union Bancshares Corp. after September 30, 1995 and prior to the effective date of the merger.

The merger agreement is subject to the approval of the Union Bancshares Corp. shareholders and various regulatory agencies.